UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	November 3, 2014

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-51841 (Commission File Number)	00-0000000 (I.R.S. Employer Identification No.)

20801 Biscayne Boulevard, 4th Floor, Aventura, Florida (Address of principal executive offices)	33180 (Zip Code)

Registrant’s telephone number, including area code  303 800 5752

____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 9, 2014, Fabio Montanari resigned as the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, and the Corporate Secretary, and as a director of Soltera.  Mr. Montanari’s resignation was not due to, and was not caused by, any disagreement with Soltera relating with Soltera’s operations, policies or practices.

Also on October 9, 2014, Kevan Ashworth resigned as a director of Soltera.  Mr. Ashworth’s resignation was not due to, and was not caused by, any disagreement with Soltera relating with Soltera’s operations, policies or practices.

The board of directors of Soltera Mining Corporation currently consists of Dr. Stefano Capaccioli, Alessandro Murroni, and Arnaldo Massini.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated: October 24, 2014	By: /s/ Arnaldo Massini
Arnaldo Massini

Dated: October 24, 2014	By: /s/ Stefano Capaccioli
Stefano Capaccioli

Dated: October 24, 2014	By: /s/ Alessandro Murroni
Alessandro Murroni

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